UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      September 1, 2009

LAS VEGAS SANDS CORP.
(Exact Name of Registrant Specified in Charter)
NEVADA
(State or Other Jurisdiction of Incorporation)
001-32373	27-0099920
(Commission File Number)	(I.R.S. Employer Identification No.)
3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 1, 2009, one of Las Vegas Sands Corp.’s (the “Company”) wholly-owned subsidiaries, Venetian Venture Development Intermediate II (the “Issuer”), entered into a placing agreement (the “Placing Agreement”) with Goldman Sachs (Asia) L.L.C. (the “Placement Agent”) in connection with the proposed issuance of up to US$600,000,000 in aggregate principal amount of Exchangeable Bonds due 2014 (the “Bonds”) of the Issuer. The Bonds will mature on September 4, 2014. Under the Terms and Conditions of the Bonds (the “Terms and Conditions”), the Bonds are mandatorily exchangeable into common shares (the “Shares”) of a subsidiary of the Company (“Listco”) which has recently filed an application for listing (the “Listing”) on the Main Board of The Stock Exchange of Hong Kong Limited concurrently on the date of the Listing, at an exchange price equal to 90% of the per Share offering price pursuant to the Listing.

The Bonds will bear interest from and including the date of issuance, which is expected to be September 4, 2009, at the following interest rates:

(i)	for the period from (and including) September 4, 2009 to (but excluding) September 4, 2010, 9% per annum;
(ii)	for the period from (and including) September 4, 2010 to (but excluding) September 4, 2011, 12% per annum; and
(iii)	for the period from (and including) September 4, 2011 to (but excluding) September 4, 2014, 15% per annum.

The Bonds may be redeemed at the option of the Issuer in whole or in part without premium or penalty, together with accrued but unpaid interest to the date of redemption, at any time from (and including) the date falling 30 days after the closing date to (but excluding) the maturity date. If the Bonds are wholly or partially redeemed at the option of the Issuer, the Issuer is required to issue warrants (the “Warrants”) to the holders of the Bonds (the “Bondholders”) to purchase such number of Shares they would have been otherwise entitled to receive upon mandatory exchange of the Bonds on the date of the Listing had such aggregate principal amount of the Bonds not been redeemed. In addition, any Bondholder may, during the period not less than 30 days nor more than 60 days prior to September 4, 2012, require the Issuer to redeem all or a portion of the Bonds held by such Bondholder (the “Put Right”) at 100% of the principal amount of the Bonds, together with all accrued and unpaid interest to the date of redemption; provided that any Bondholders who exercise the Put Right shall not be entitled to any Warrants in connection with such redemption.

The Terms and Conditions of the Bonds contain covenants that, subject to certain exceptions and conditions, limit the ability of the Issuer and certain subsidiaries of the Issuer (the “Restricted Subsidiaries”) to grant security over their assets, incur additional indebtedness or contingent obligations, make payments of dividends or other distributions on or redeem or repurchase their equity securities or certain subordinated indebtedness, make investments or provide loans and advances, enter into sale and lease back transactions, sell or dispose of assets including equity securities and enter into transactions with their shareholders and affiliates. Exceptions to these limitations include, but are not limited to, permitting the Issuer and the Restricted Subsidiaries to: (i) incur additional indebtedness if the Consolidated Leverage Ratio (as defined in the Terms and Conditions) would not be greater than 6.0:1.0, including subordinated indebtedness and up to $700 million of indebtedness that ranks pari passu with the Bonds; and (ii) to make certain restricted payments in an unlimited amount if the Consolidated Leverage Ratio (as defined in the Terms and Conditions) is less than or equal to 5.5:1.0.

Upon the occurrence of a Change of Control (as defined in the Terms and Conditions) with respect to the Issuer and Listco or upon the Issuer ceasing to own, directly or indirectly, 100% of each of the Restricted Subsidiaries and certain other subsidiaries of the Issuer, each Bondholder may require the Issuer to repurchase all or a portion of the Bonds owned by such Bondholder at 100% of the aggregate principal amount of the Bonds then outstanding together with all accrued and unpaid interest.

Upon the occurrence of any Event of Default (as defined in the Terms and Conditions), the Bondholders may declare that the Bonds are immediately due and payable and require all the Bonds to be redeemed at 100% of the aggregate principal amount of the Bonds then outstanding together with all accrued and unpaid interest.

The Terms and Conditions and the Warrants provide for a lock-up period of six months with respect to any Shares issued upon mandatory exchange of the Bonds or exercise of the Warrants, pursuant to which each Bondholder undertakes that for a period of six months from the date of the Listing, neither the Bondholder nor any person acting on their behalf will (except with the prior written approval of the parties to the Placing Agreement), among other things, issue, offer, sell, grant, contract to sell, pledge, encumber or otherwise transfer or dispose of any Shares received upon exchange of the Bonds or exercise of the Warrants, as the case may be, any other securities convertible or exchangeable into or exercisable for such Shares or Warrants or options or other rights to purchase or sell such Shares or any derivative product whose value is determined by reference to the price of such Shares or enter into any transaction to transfer the economic consequences of ownership of such Shares or which has an economic effect similar to any of the foregoing activities.

The net proceeds from the issuance of the Bonds received by the Issuer will be used for general corporate purposes, including to repay certain amounts funded by the Company and its domestic subsidiaries with respect to its Macao activities.

The Bonds, the Warrants to be issued in connection with any optional redemption of the Bonds by the Issuer, and the Shares to be issued upon mandatory exchange of the Bonds have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent a registration under the Securities Act, or any applicable exemption from the registration requirements under the Securities Act.

The Placement Agent and certain of its affiliates have performed investment banking, commercial lending and advisory services for the Company and its affiliates, from time to time, for which they have received customary fees and expenses.

In addition, in connection with the issuance of the Bonds, the Issuer proposes to enter into the following agreements on the closing date of the transaction described above: (i) a Trust Deed constituting the Bonds with Citicorp International Limited, as trustee for the holders of the Bonds; (ii) a Deed of Subordination with Las Vegas Sands Corp., Las Vegas Sands, LLC, Venetian Casino Resort, LLC, Venetian Marketing, Inc. and certain subsidiaries of the Issuer; and (iii) a Paying, Exchange and Transfer Agency Agreement

with Citibank N.A., London Branch and Citigroup Global Markets Deutschland, AG & Co. KGaA, in respect of the payment of principal and interest, and other payments on the Bonds made on behalf of the Issuer.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION

The information set forth above in Item 1.01 is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
EXHIBIT NO	DESCRIPTION
99.1	Press Release issued by Las Vegas Sands Corp., dated September 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  September 2, 2009

LAS VEGAS SANDS CORP.
By:	/s/ Kenneth J. Kay
Name: Kenneth J. Kay Title: Senior Vice President & Chief Financial Officer